As filed with the Securities and Exchange Commission on April 21, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RAIL VISION LTD.

(Exact name of registrant as specified in its charter)

State of Israel	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15 Ha’Tidhar St, Ra’anana, 4366517 Israel

(Address of Principal Executive Offices)

Rail Vision Ltd. Amended Share Option Plan

(Full title of the plan)

Puglisi& Associates

850 Library Ave., Suite 204, Newark, DE 19711

Tel: (302) 738-6680

(Name, Address and Telephone Number of Agent for Service)

COPIES TO:

David Huberman, Esq.	Ron Soulema, Adv.
Greenberg Traurig, P.A.	Gal Rahav, Adv.
One Azrieli Center	Shibolet Law Firm
Round Tower, 30th floor	4 Yitzhak Sadeh St.
132 Menachem Begin Rd	Tel-Aviv 6777504, Israel
Tel Aviv 6701101	Tel: +972-3-3075000
Tel: 312-364-1633

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

EXPLANATORY NOTE

Rail Vision Ltd. (the “Company” or the “Registrant”) previously filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-8 (File No. 333-265968) to register under the Securities Act of 1933, as amended (the “Securities Act”) an aggregate of 288,745 ordinary shares of the Registrant (the “Ordinary Shares”) issuable under the Rail Vision Ltd. Amended Share Option Plan (the “Plan”). In August 2024, the Company filed another registration statement on Form S-8 (SEC File No. 333-281329) in connection with the registration of an additional 4,000,000 Ordinary Shares issuable under the Plan. The previously-filed registration statements are referred to herein as the “Prior Registration Statements.”

On November 15, 2023, the Company effected a one-for-eight (1-for-8) reverse stock split of its ordinary share (the “Reverse Split”) which reduced the number of shares reserved under the Plan to 288,745. On August 6, 2024, the Company’s Board of Directors, approved an amendment to the Plan in order to increase the number of shares reserved under the Plan to 4,288,745, and on April 20, 2025, the Company’s Board of Directors, approved an amendment to the Plan in order to further increase the number of shares reserved under the Plan to 9,288,745.

In accordance with General Instruction E to Form S-8, the Company is filing this registration statement on Form S-8 solely to register an additional 5,000,000 Ordinary Shares, which may be issued under the Plan over and above the number of Ordinary Shares issuable pursuant to the Plan that were registered under the Prior Registration Statements. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements are hereby incorporated by reference in their entirety, with the exception of Items 3 and 8 of Part II of such Prior Registration Statements, each of which is amended and restated in its entirety herein.

PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by Rail Vision Ltd., an Israeli company (the “Registrant”), with the U.S. Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:

(a) The Registrant’s Annual Report on Form 20-F for the year ended December 31, 2024 filed with the SEC on March 31, 2025;

(b) The Registrant’s Report on Form 6-K filed with the Commission on April 4, 2025 (File No. 001-41334) (to the extent expressly incorporated by reference into the Registrant’s effective registration statements filed by us under the Securities Act); and

(c) The description of the Registrant’s ordinary shares, no par value per share (the “Ordinary Shares”), which is contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on March 25, 2022 (File No. 001-41334), as amended by Exhibit 2.1 to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2024, and including any further amendment or report filed for the purpose of updating such description.

In addition to the foregoing, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and all reports on Form 6-K subsequently filed by the Registrant which state that they are incorporated by reference herein, prior to the filing of a post- effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents and reports.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 8. EXHIBITS.

5.1*	Opinion of Shibolet & Co., Israeli counsel to Rail Vision Ltd.

23.1*	Consent of Brightman Almagor Zohar & Co., independent registered public accounting firm, and a firm in the Deloitte Global Network.

23.2*	Consent of Shibolet & Co, Israeli counsel to Rail Vision Ltd. (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1*	Power of Attorney (included on signature page).

99.1	Rail Vision Ltd. Amended Share Option Plan, amended as of March 28, 2024 (filed as Exhibit 4.4 to our Report on Form 20-F furnished to the Securities and Exchange Commission on March 28, 2024 and incorporated herein by reference).

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Rehovot, State of Israel, on April 21, 2025.

RAIL VISION LTD.

By:	/s/ Shahar Hania
Name:	Shahar Hania
Title:	Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Rail Vision, Ltd., hereby severally constitute and appoint Shahar Hania and Ofer Naveh, and each of them individually, our true and lawful attorney to sign for us and in our names in the capacities indicated below any and all amendments or supplements, including any post-effective amendments, to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming our signatures to said amendments to this Registration Statement signed by our said attorney and all else that said attorney may lawfully do and cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Shahar Hania	Chief Executive Officer	April 21, 2025
Shahar Hania	(principal executive officer)

/s/ Ofer Naveh	Chief Financial Officer	April 21, 2025
Ofer Naveh	(principal financial officer and principal accounting officer)

/s/ Eli Yoresh	Chairman of the Board	April 21, 2025
Eli Yoresh

/s/ Oz Adler	Director	April 21, 2025
Oz Adler

/s/ Yossi Daskal	Director	April 21, 2025
Yossi Daskal

/s/ Ariel Dor	Director	April 21, 2025
Ariel Dor

/s/ Hila Kiron-Revach	Director	April 21, 2025
Hila Kiron-Revach

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, Puglisi & Associates, the duly authorized representative in the United States of Rail Vision Ltd., has signed this Registration Statement on Form S-8 on April 21, 2025.

Puglisi & Associates

Authorized U.S. Representative

/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director